UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

Allied Gaming & Entertainment Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38226	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 Fifth Avenue, Suite 500,

New York, New York 10151

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:  (646) 768-4240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGAE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On January 5, 2024, the Board of Directors (the “Board”) of Allied Gaming & Entertainment, Inc. (the “Company”) approved and adopted amendments to the Bylaws of the Company (the “Amended Bylaws”) to, among other things:

●	revise the advance notice provision to require stockholders to provide additional information about stockholder proposals and nominees for directors, including ownership requirements, conflicts of interest, and qualification, at both the annual and special meetings of stockholders;

●	revise the provisions governing the right of stockholders to request the books and records of the Company to align with Delaware law requirements;

●	increase the voting threshold for stockholder amendment of the bylaws to two-thirds (2/3) of outstanding shares; and

●	add an exclusive forum provision for adjudication of claims under the Securities Act of 1933, as amended, in Delaware courts.

A copy of the Amended Bylaws is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein. The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
Exhibit 3.1	Bylaws of Allied Gaming & Entertainment, Inc., as amended through January 5, 2024
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED GAMING & ENTERTAINMENT, INC.

Date: January 9, 2024	By:	/s/ Roy Anderson
Roy Anderson
Chief Financial Officer

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